Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC. REPORTS

FOURTH-QUARTER AND FULL-YEAR 2011 FINANCIAL RESULTS

Fort Lauderdale, Fla., March 26, 2012—Universal Insurance Holdings, Inc. (the Company or Universal) (NYSE AMEX: UVE), a vertically integrated insurance holding company, reported net income of $20.1 million, or $0.50 per diluted share, for the full year of 2011, compared to $37.0 million, or $0.91 per diluted share, for the full year of 2010. For the fourth quarter of 2011, the Company reported a net loss of $2.3 million, or $0.06 per diluted share, compared to net income of $6.2 million, or $0.15 per diluted share, for the same period in 2010.

Full-Year 2011 Results

For the full year of 2011, the Company’s net income and diluted earnings per share declined $16.9 million and $0.41, respectively, compared to the full year of 2010. The decline is primarily attributable to net losses in the Company’s investment portfolio recorded during 2011 compared to net gains recorded in the Company’s investment portfolio in 2010. Meanwhile, the Company’s net premiums earned improved in 2011, as an increase in premium rates occurring in the beginning of 2011 and the latter part of 2009 mitigated somewhat the negative effect of wind mitigation credits. The improvement in net premiums earned in 2011 outpaced the increase in operating costs and expenses, which contributed positively to results.

During 2011, the performance of the Company’s investment portfolio reduced income before income taxes by $14.5 million. During 2010, the performance of the Company’s investment portfolio contributed $30.6 million to income before income taxes. The net losses in the Company’s investment portfolio during 2011 reflect a particularly steep decline in the value of the equity securities holdings within the Company’s investment portfolio occurring mostly during the second half of the year ended December 31, 2011.

Net premiums earned increased 16.7 percent for the full year of 2011, compared to the same period of 2010, primarily a result of the rate increases which became effective during the first quarter of 2011 and in the latter part of 2009, as well as an increase in the average number of policies in-force generated by the Company’s agent network year-over-year. Meanwhile, full-year 2011 operating costs and expenses were higher compared to the full year of 2010, as losses and loss adjustment expenses (LAE) increased 9.7 percent and general and administrative expenses increased 5.5 percent. The increase in losses and LAE is due to additional servicing required by the growth in the average number of policies in-force. Despite the increase, the net loss and LAE ratio improved to 62.5 percent during the 2011 period compared to 66.5 percent for 2010. This improvement is the result of a proportionately greater amount of increase in premiums earned relative to the increase in losses and LAE, driven primarily by the premium rate increases effective during the first quarter of 2011 and the latter part of 2009. General and administrative expenses increased for the full year of 2011 compared to the same period in 2010,

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UIH Q4 and Full Year 2011 Results

due primarily to an increase in the amount of expenses related to policy acquisition costs, net of ceding commissions, the absence, during the 2011 period, of credits from the recovery of FIGA assessments which were recorded during the 2010 period, and increases in insurance department fees and legal fees related to corporate matters. These increases were partially offset by decreases in performance-based incentive bonus accruals which are based on measures of income before income taxes. There were also decreases in stock-based compensation, bad debt expense and equipment expense.

At December 31, 2011, stockholders’ equity was $150.0 million compared to $156.9 million at September 30, 2011, and $139.8 million at December 31, 2010.

Fourth-Quarter 2011 Results

Net income and diluted earnings per share declined approximately $8.5 million and $0.21, respectively, in the 2011 fourth quarter compared to the same period in the previous year. Notwithstanding an increase in net premiums earned, the Company’s profitability decreased primarily as a result of the performance of the Company’s investment portfolio during the 2011 fourth quarter, compared to the same period of 2010. Additionally, the Company had higher losses and LAE, and its profitability continued to be moderated by state-mandated wind mitigation credits in Florida.

For the fourth quarter of 2011, the performance of the Company’s investment portfolio reduced income before income taxes by $3.6 million. For the fourth quarter of 2010, the performance of the Company’s investment portfolio contributed $11.6 million to income before income taxes. The net losses in the Company’s investment portfolio during the fourth quarter of 2011 reflect a decline in the value of the equity securities holdings within the Company’s investment portfolio.

Homeowners and dwelling fire insurance policies serviced by Universal Property & Casualty Insurance Company (UPCIC) and American Platinum Property and Casualty Insurance Company (APPCIC), the Company’s wholly-owned insurance company subsidiaries, and the related direct premiums written, rose during the fourth quarter of 2011 compared to the same period of 2010. The premium rate increase of 14.9 percent statewide for UPCIC’s homeowners insurance program within the state of Florida announced in February 2011 continues to flow through UPCIC’s book of business. The effective dates for this rate increase were February 7, 2011, for new business and March 28, 2011, for renewal business. UPCIC expects the approved premium rate increase to continue to have a favorable effect on premiums written and earned in future months, as new and renewal policies are written at the higher rates.

During the 2011 fourth quarter, the Company’s insurance company subsidiaries’ policy count continued to grow on a year-over-year basis. At December 31, 2011, the Company’s insurance company subsidiaries serviced approximately 593,000 homeowners and dwelling fire insurance policies, a nominal decline from approximately 595,000 policies at September 30, 2011, and an increase from approximately 584,000 policies at December 31, 2010. Of these, UPCIC had approximately 14,400 policies totaling approximately $16.6 million of in-force premiums at December 31, 2011, in North Carolina, South Carolina, Hawaii and Georgia, combined.

UIH Q4 and Full Year 2011 Results

Net premiums earned grew 10.4 percent in the fourth quarter of 2011 compared to the same quarter in 2010, primarily as a result of an increase in the number of policies written generated by the Company’s insurance company subsidiaries’ agent network as well as from rate increases, which became effective in February and March of 2011, and in the latter part of 2009.

Operating costs and expenses for the fourth quarter of 2011 were higher compared to the fourth quarter of last year, as losses and LAE increased 20.9 percent. Meanwhile, general and administrative expenses decreased 6.9 percent despite growth in policy count on a year-over-year basis. The loss and LAE ratio for the fourth quarter of 2011 was 82.8 percent compared to 75.6 percent for the same period in 2010. This increase reflects a relatively greater amount of strengthening of the unpaid loss and LAE reserves recorded in the fourth quarter of 2011. General and administrative expenses decreased for the quarter ended December 31, 2011, compared to the same period in 2010, due primarily to decreases in the amount of expenses related to policy acquisition costs, net of ceding commissions, and the amount of performance-based incentive bonus accruals. These decreases were partially offset by increases in stock-based compensation, bad debt expense, and the absence, during the 2011 period, of credits from the recovery of FIGA assessments which were recorded during the 2010 period.

Investment Portfolio Update

For the fourth quarter of 2011, the results of the performance of the Company’s investment portfolio reduced income before income taxes by $3.6 million. During the same period in 2010, the results of the performance of the Company’s investment portfolio contributed $11.6 million to income before income taxes. The net losses in the Company’s investment portfolio during the fourth quarter of 2011 reflect a decline in the value of the equity securities holdings within the Company’s investment portfolio.

As of December 31, 2011, the Company’s investment securities, at fair value, totaled $99.1 million, compared to $153.5 million at September 30, 2011. At December 31, 2011, 96 percent of the investment securities, at fair value, were in equity securities and 4 percent were in debt securities.

Cash Dividends

On December 5, 2011, the Company announced a year-end cash dividend of $0.14 per share on its common stock. The dividend was paid on December 28, 2011, to shareholders of record on December 21, 2011. In total $0.32 per share in cash dividends were paid in 2011.

Also, on February 23, 2012, the Company announced a cash dividend of $0.10 per share on its common stock. The dividend is payable on April 6, 2012, to shareholders of record on March 28, 2012.

UPCIC Florida Premium Rate Update

On January 11, 2012, UPCIC announced that it received approval for premium rate increases for its homeowners and dwelling fire programs within the State of Florida. The premium rate increases, which will average approximately 14.9 percent statewide for its homeowners program and 8.8 percent statewide for its dwelling fire program, were approved by the Florida Office of

UIH Q4 and Full Year 2011 Results

Insurance Regulation (OIR). The effective dates for both of the premium rate increases are January 9, 2012, for new business and February 28, 2012, for renewal business.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. is a vertically integrated insurance holding company which, through its subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of the Company, is one of the three leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii and Georgia. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly owned subsidiary, currently writes homeowners multi-peril and inland marine insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

UIH Q4 and Full Year 2011 Results

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended December 31,
	2011	2010
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$721,462	$666,309
Ceded premiums written	(512,979)	(466,694)

Net premiums written	208,483	199,615
Increase in net unearned premium	(9,498)	(29,172)

Premiums earned, net	198,985	170,443
Net investment income	788	992
Net realized gains on investments	2,350	27,692
Net unrealized (losses) gains on investments	(18,410)	1,754
Net foreign currency gains on investments	1,532	1,122
Commission revenue	19,507	17,895
Policy fees	15,298	15,149
Other revenue	5,811	4,876

Total premiums earned and other revenues	225,861	239,923

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	124,309	113,355
General and administrative expenses	67,834	64,290

Total operating costs and expenses	192,143	177,645

INCOME BEFORE INCOME TAXES	33,718	62,278
Income taxes, current	23,152	26,854
Income taxes, deferred	(9,543)	(1,560)

Income taxes, net	13,609	25,294

NET INCOME	$20,109	$36,984

Basic earnings per common share	$0.51	$0.95

Weighted average number of common shares outstanding—basic	39,184	39,113

Diluted earnings per common share	$0.50	$0.91

Weighted average number of common shares outstanding—diluted	40,442	40,579

Cash dividend declared per common share	$0.32	$0.32

	For the Years Ended December 31,
	2011	2010
Comprehensive Income:
Net income	$20,109	$36,984
Change in net unrealized losses on investments, net of tax	—	(564)

Comprehensive Income	$20,109	$36,420

UIH Q4 and Full Year 2011 Results

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,
	2011	2010
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$163,438	$145,527
Ceded premiums written	(119,306)	(109,283)

Net premiums written	44,132	36,244
Decrease in net unearned premium	7,691	10,693

Premiums earned, net	51,823	46,937
Net investment income	430	615
Net realized (losses) gains on investments	(10,146)	15,799
Net unrealized gains (losses) on investments	4,627	(4,527)
Net foreign currency gains on investments	1,916	321
Commission revenue	5,194	4,426
Policy fees	3,188	3,149
Other revenue	1,411	1,387

Total premiums earned and other revenues	58,443	68,107

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	42,929	35,498
General and administrative expenses	19,236	20,659

Total operating costs and expenses	62,165	56,157

(LOSS) INCOME BEFORE INCOME TAXES	(3,722)	11,950
Income taxes, current	(2,538)	7,838
Income taxes, deferred	1,129	(2,084)

Income taxes, net	(1,409)	5,754

NET (LOSS) INCOME	$(2,313)	$6,196

Basic earnings per common share	$(0.06)	$0.17

Weighted average number of common shares outstanding—basic	39,207	39,229

Diluted earnings per common share	$(0.06)	$0.15

Weighted average number of common shares outstanding—diluted	40,165	40,562

Cash dividend declared per common share	$0.18	$0.10

	Three Months Ended December 31,
	2011	2010
Comprehensive Income:	2011	2010
Net (loss) income	$(2,313)	$6,196
Change in net unrealized losses on investments, net of tax	—	(6)

Comprehensive (loss) income	$(2,313)	$6,190

UIH Q4 and Full Year 2011 Results

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
ASSETS	2011	2010
Cash and cash equivalents	$229,685	$133,645
Restricted cash and cash equivalents	78,312	13,940
Investment securities, at fair value	99,146	224,532
Prepaid reinsurance premiums	243,095	221,086
Reinsurance recoverables	85,706	79,552
Reinsurance receivables, net	55,205	37,607
Premiums receivable, net	45,828	43,622
Receivable from securities sold	9,737	17,556
Other receivables	2,732	2,864
Property and equipment, net	7,116	5,407
Deferred policy acquisition costs, net	12,996	9,446
Deferred income taxes	22,991	13,448
Other assets	1,477	1,132

Total assets	$894,026	$803,837

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$187,215	$158,929
Unearned premiums	359,842	328,334
Advance premium	19,390	19,840
Accounts payable	4,314	3,767
Bank overdraft	25,485	23,030
Payable for securities purchased	1,067	—
Reinsurance payable, net	87,497	75,553
Income taxes payable	12,740	8,282
Other accrued expenses	24,780	23,150
Long-term debt	21,691	23,162

Total liabilities	744,021	664,047

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	1	1
Authorized shares—1,000
Issued shares—108
Outstanding shares—108
Minimum liquidation preference, $2.66 per share
Common stock, $.01 par value	411	404
Authorized shares—55,000
Issued shares—41,100 and 40,407
Outstanding shares—40,082 and 39,388
Treasury shares, at cost—1,018 and 1,019 shares	(3,101)	(3,109)
Additional paid-in capital	36,536	33,675
Retained earnings	116,158	108,819

Total stockholders’ equity	150,005	139,790

Total liabilities and stockholders’ equity	$894,026	$803,837